Resignation Letter

To the Board and Management of Air T, Inc.

I hereby resign from the board of directors effective as of March 9, 2026. There were no disagreements between the company and me relative to this resignation.

Thank you for the opportunity to be of service.

Sincerely,

Travis Swenson

Director